Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$825
Unrealized Gain (Loss) on Market Value of Futures	(193,645)
Dividend Income	974
Interest Income	7,865
Total Income (Loss)	$(183,981)

Expenses
General Partner Management Fees	$2,858
Professional Fees	7,304
Brokerage Commissions	87
Non-interested Directors' Fees and Expenses	50
NYMEX License Fee	57
Total Expenses	10,356
Expense Waiver	(6,927)
Net Expenses	$3,429
Net Income (Loss)	$(187,410)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$4,723,046
Net Income (Loss)	(187,410)

Net Asset Value End of Month	$4,535,636
Net Asset Value Per Share (450,000 Shares)	$10.08

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596